Exhibit 99.2

OCZ Reaches Agreement with Toshiba Corporation to Acquire Solid State Drive Business

Toshiba to Acquire OCZ’s SSD Client, Enterprise and Software Divisions

SAN JOSE, CA—December 2, 2013—OCZ Technology Group, Inc. (NASDAQ: OCZ), a leading provider of high-performance solid state drives (SSDs) for computing devices and systems, today announced that the Company has signed an asset purchase agreement with Toshiba Corporation (TOKYO: 6502), a global technology leader and manufacturer of NAND flash memory, to acquire substantially all of OCZ’s assets in a chapter 11 bankruptcy proceeding for $35M. Under this agreement Toshiba will acquire OCZ’s client and enterprise solid state drive business. OCZ will continue to operate and serve existing and future customers during this process. Toshiba has agreed to provide the Company with DIP (Debtor-in-Possession) financing to ensure that there is adequate capital and flash supply to support the business during the contemplated sale period. The consummation of the asset purchase agreement is subject to an auction and approval by the bankruptcy court in the Company’s bankruptcy case.

This acquisition will provide Toshiba with access to OCZ’s proprietary controllers, firmware and software, as well as the teams responsible for bringing these solutions to market, in addition to OCZ’s established brand and sales channels. This strategic opportunity will bring critical controller IP and NAND supply all under one global organization, allowing for an even more robust and competitive solid state solution offering for all of OCZ’s and Toshiba’s mutual customers moving forward.

“Over the past year, OCZ has dealt with numerous issues which have stressed the company’s capital structure and operating model, posing a challenge to achieving near term profitability. The combination of NAND flash supply constraints and credit issues have impacted our ability to satisfy the demands of our customers; this combined with increased pricing pressure in our industry have contributed to our on-going operating losses. On an operational basis, we completed a complex investigation, several restructurings and a multi-year restatement that added significantly to our working capital requirements,” stated Ralph Schmitt, CEO of OCZ. “We have been working diligently on this partnership with Toshiba and we believe that this is the best outcome under our current corporate conditions.”

“We are excited to participate in this opportunity. If our bid is successful, the combination of our leading NAND technology with OCZ’s SSD expertise will allow us to further strengthen Toshiba’s SSD business,” said Mr. Seiichi Mori, Vice President of Toshiba’s Semiconductor and Storage Company and Corporate Vice President of Toshiba. “We value OCZ’s SSD business and technology in both the consumer and enterprise markets, and we are confident that it will reinforce our capabilities and help us to secure leadership in the SSD market.”

This transaction has been approved by the Board of Directors of OCZ, and it is expected that the sale will close within approximately 60 days.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ

Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to a successful conclusion of the court-supervised auction process, if Toshiba is the successful bidder in the court-supervised auction process, the satisfaction of the closing conditions in the Toshiba agreement and the other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on October 7, 2013, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

OCZ Press Contact:

Scott Harlin

Director of Marketing Communications

(408) 440-3484

sharlin@ocztechnology.com

OCZ Investor Relations Contact:

Bonnie Mott

Senior Manager of Investor Relations

(408) 440-3428

bmott@ocztechnology.com